Exhibit 10 (xiii)
Named Executive Officers

Archer-Daniels-Midland Company
2009 Incentive Compensation Plan

Stock Option Agreement

This Stock Option Agreement (the “Agreement”) is made and entered into as of [grant date] (the “Date of Grant”) by and between Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), «First_Name» «Last_Name», an employee of <<the Company>><<___________, a subsidiary of the Company>> (the “Optionee”).  This Agreement is pursuant to the terms of the Company’s 2009 Incentive Compensation Plan (the “Plan”).  The applicable terms of the Plan are incorporated herein by reference, including the definitions of capitalized terms contained in the Plan.

Section 1.  Stock Option Award.  The Company grants to the Optionee, on the terms and conditions hereinafter set forth, an Option to acquire up to «ResAmount»  shares of the Company’s common stock (the “Option Shares”) under the Plan.  This Option shall be treated as a Nonqualified Stock Option under the Plan.

Section 2.  Option Price.  The price per share at which the Option Shares may be purchased upon exercise of this Option shall be $ _______ per share (“Option Price”).

Section 3.  Vesting.

(a)           Vesting Schedule.  Subject to the provisions of Sections 3(b), 5 and 10, this Option shall become vested and exercisable as to the Option Shares in installments in accordance with the following vesting schedule:

Vesting Date	Number of Option Shares

At times in this Agreement, when the vesting, exercise or cancellation of this Option (or portion thereof) and the corresponding right to acquire Option Shares thereunder is discussed, for ease of reference the document will refer to the vesting, exercise or cancellation, as applicable, of “Option Shares.”

(b)           Accelerated Vesting.  Subject to Sections 10 and 12, all Option Shares shall become fully and immediately vested and exercisable upon the occurrence of a Change of Control of the Company, and shall remain exercisable until the Scheduled Termination Date (as defined in Section 4 below).

Section 4.  Option Term.  Option Shares that become exercisable pursuant to Section 3 hereof may be purchased at any time following vesting and prior to the expiration of the Option Term.  For purposes of this Agreement, the “Option Term” shall commence on the Date of Grant and shall expire on the day prior to the tenth anniversary thereof (the “Scheduled Termination Date”), unless earlier terminated as provided in Sections 5 or 10.  Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

Section 5.  Effect of Termination of Service.  Except as set forth below in this Section 5, if the Optionee ceases to be an Employee other than as a result of the Optionee’s death, Retirement or Disability prior to the occurrence of any otherwise applicable vesting date or event provided in Section 3, the Optionee shall (i) forfeit the Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect, and (ii) subject to Section 10, retain the right to exercise any Option Shares that have previously become vested until the earlier of (A) the date three months after the effective date of such termination of service, or (B) the Scheduled Termination Date.  If the Optionee ceases to be an Employee as a result of Retirement or Disability, then subject to Section 10, the Optionee shall (i) continue to vest in the Option Shares in accordance with the provisions of Section 3, and (ii) retain the right to exercise all vested Option Shares until the Scheduled Termination Date.  If the Optionee ceases to be an Employee as a result of death, then all Option Shares shall become fully and immediately vested and exercisable upon the death of Optionee, and shall remain exercisable until the Scheduled Termination Date.

Section 6.  Procedure for Exercise.  The Option may be exercised, in whole or part (for the purchase of whole Shares only), by delivery by the Optionee to the Company (in accordance with such procedures as the Committee may prescribe) of a written notice of exercise in the form specified by the Company (the “Notice”), along with payment in full of the Option Price in accordance with Section 7 and payment of applicable withholding tax obligations in accordance with Section 8.  The Notice shall: (i) state the number of Option Shares being exercised; (ii) state the method of payment for the Option Shares and tax withholding pursuant to Section 8; (iii) include any representation or certification of the Optionee that may be required pursuant to Sections 9 or 10; (iv) if the Option shall be exercised by any person other than the Optionee pursuant to Section 13, be accompanied by appropriate proof of the right of such person to exercise the Option; and (v) comply with such further requirements consistent with the Plan as the Committee may from time to time prescribe.

Section 7.  Payment of Option Price.  Payment of the Option Price shall be made (i) in cash or by cash equivalent, (ii) by tendering, either by actual delivery of Shares or by attestation, previously acquired Shares having an aggregate Fair Market Value on the date of exercise equal to the total Option Price, (iii) by irrevocably authorizing a third party with which the Optionee has a brokerage or similar relationship to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the total Option Price, (iv) by authorizing the Company to withhold from the number of Option Shares as to which the Option is being exercised a number of Shares having an aggregate Fair Market Value on the date of exercise equal to the total Option Price, or (v) a combination of the methods described above.  Issuance and delivery of Shares upon such exercise shall be evidenced by a stock certificate or appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, and shall be subject to all conditions precedent specified in the Plan and this Agreement, including Sections 8 and 9.

Section 8.  Withholding Taxes.  The Optionee shall be responsible for the payment of any withholding taxes upon the occurrence of any event in connection with the Option (for example, exercise of the Option) that the Company determines may result in any tax withholding obligation, including any social security obligation.  The issuance and delivery of any Shares upon exercise of the Option shall be conditioned upon the prior payment by the Optionee, or the establishment of arrangements satisfactory to the Company for the payment by the Optionee, of all such withholding tax obligations.  The Optionee hereby authorizes the Company (or the Affiliate employing the Optionee) to withhold from salary or other amounts owed to the Optionee any sums required to satisfy withholding tax obligations in connection with the Option.  If the Optionee wishes to satisfy such withholding tax obligations by delivering Shares the Optionee already owns or by having the Company retain a portion of the Option Shares that would otherwise be delivered to the Optionee upon exercise, the Optionee must make such a request which shall be subject to approval by the Company.

Section 9.  Securities Law Compliance. No Option Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Optionee may acquire such Shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company reserves the right to legend any Share certificate or book-entry, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 10.  Forfeiture of Award and Compensation Recovery.

(a)           Forfeiture Conditions.  Notwithstanding anything to the contrary in this Agreement, if (i) the Optionee engages in intentional misconduct pertaining to any financial reporting requirement under the Federal securities laws resulting in the Company’s being required to prepare and file an accounting restatement with the Securities and Exchange Commission (the “SEC”) as a result of such misconduct, other than a restatement due to changes in accounting policy, (ii) there is a material negative revision of a financial or operating measure on the basis of which incentive compensation was awarded or paid to the Optionee, (iii) the Optionee engages in any fraud, theft, misappropriation, embezzlement, or dishonesty to the material detriment of the Company’s financial results as filed with the SEC, or (iv) during the term of the Optionee’s employment with the Company and its Affiliates, or during the period following Retirement or Disability and prior to the final vesting date specified in Section 3(a), the Optionee breaches any non-compete or confidentiality restrictions applicable to the Optionee (including the non-compete restriction in paragraph (b) below), then (x) the Optionee shall immediately forfeit this Option and all rights thereunder shall cease, including any right to exercise any unexercised portion of the Option, and (y) if the Option has been exercised, in whole or in part, then (A) the Option Shares issued upon exercise of the Option shall be forfeited and returned to the Company and the Optionee shall be repaid the lesser of (1) the then-current Fair Market Value per Share or (2) the Option Price paid for such Option Shares, or (B) if the Optionee has sold or otherwise transferred the Option Shares during the three-year period preceding the event specified in clauses (i)-(iv) above, the Optionee will be required to pay to the Company in cash an amount equal to the gain realized by the Optionee from the exercise of such Option (measured by the difference between the Fair Market Value of the Option Shares on the date of exercise and the Option Price paid by the Optionee).

(b)           Competition After Retirement or Disability.  The Option Shares that would otherwise continue to vest after the Optionee ceases to be an Employee due to Retirement or Disability as provided in Section 5 shall continue to vest only if, prior to the final vesting date specified in Section 3(a), the Optionee does not engage in any activities that compete with the business operations of the Company and its Affiliates,  including, but not limited to, working in any capacity for another company engaged in the processing of agricultural commodities, the manufacturing of biodiesel, ethanol, or food and feed ingredients, or the operation of grain elevators and crop origination and transportation networks.  Prior to the exercise of this Option, the Optionee may be required to certify to the Company and provide such other evidence to the Company as the Company may reasonably require that he or she has not engaged in any activities that compete with the business operations of the Company and its Affiliates since the Optionee ceased to be an Employee due to Retirement or Disability.

(c)           Compensation Recovery Policy.  To the extent that this Award and any compensation associated therewith is considered “incentive-based compensation” within the meaning and subject to the requirements of Section 10D of the Exchange Act, this Award and any compensation associated therewith shall be subject to potential forfeiture or recovery by the Company in accordance with any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s Shares are then listed.  This Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Section 11.  No Rights as Stockholder or Employee.

(a)           No Stockholder Rights Before Exercise.  The Optionee shall not have any privileges of a stockholder of the Company with respect to any Option Shares subject to (but not yet acquired upon valid exercise of) the Option, nor shall the Company have any obligation to pay any dividends or otherwise afford any rights to which holders of Shares are entitled with respect to any such Option Shares, until the date a stock certificate evidencing such Shares has been issued or an appropriate book-entry in the Company’s stock register has been made.

(b)           No Rights as Employee.  Nothing in this Agreement or the Option shall confer upon the Optionee any right to continue as an Employee of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate the Optionee’s employment at any time.

Section 12.  Adjustments.  If at any time while the Option is outstanding, the number of outstanding Shares is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Section 4.3 of the Plan, the number and kind of Option Shares and/or the Option Price of such Option Shares shall be adjusted in accordance with the provisions of the Plan.  In the event of certain corporate events specified in Article 20 of the Plan, any outstanding Options granted hereunder may be replaced by substituted options or canceled in exchange for payment of cash in accordance with the procedures and provisions of Article 20 of the Plan.

Section 13.  Restriction on Transfer of Option.  The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except as provided in Section 6.10(b) of the Plan.  This Option may be exercisable during the Optionee’s lifetime only by the Optionee, by the Optionee’s legal guardian, committee or legal representative if the Optionee becomes legally incapacitated, or by a permitted transferee.  The Option shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Section 13 and Section 6.10(b) of the Plan, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Section 14.  Notices.  Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the following address: Corporate Secretary, Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois 62526, or at such other address as the Company may designate by notice to the Optionee.  Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

Section 15.  Construction.  The construction of this Agreement is vested in the Committee, and the Committee’s construction shall be final and conclusive.  This Agreement is subject to the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan.  If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

Section 16.  Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without giving effect to the choice of law principles thereof.

Section 17.  Binding Effect.  This Agreement will be binding in all respects on the Grantee’s heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

OPTIONEE _____________________________________ [Name]	ARCHER-DANIELS-MIDLAND COMPANY By:__________________________________ P.A. Woertz President and Chief Executive Officer

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